Exhibit 2.2

CERTIFICATE OF FORMATION

OF

CMP FINANCE HOLDINGS LLC

This Certificate of Formation of CMP FINANCE HOLDINGS LLC (the “LLC”), dated as of June 6, 2006, is being duly executed and filed by Matthew Norgard, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et.seq.).

FIRST: The name of the limited liability company formed hereby is CMP FINANCE HOLDINGS LLC.

SECOND: The address of the registered office of the LLC in the State of Delaware is c/o National Corporate Research, LTD., 615 South DuPont Highway, Dover, County of Kent, 19901.

THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is National Corporate Research, LTD., 615 South DuPont Highway, Dover, County of Kent, 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Matthew Norgard
Matthew Norgard Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:

VERSO PAPER LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

“FIRST: The name of the limited liability company formed hereby is VERSO PAPER HOLDINGS, LLC.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23rd day of June, 2006.

By:	/s/ Daniel Vazquez
Name:	Daniel Vazquez
Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:

VERSO PAPER HOLDINGS, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

“FIRST: The name of the limited liability company formed hereby is VERSO PAPER HOLDINGS LLC.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th day of June, 2006.

By:	/s/ Daniel Vazquez
Name:	Daniel Vazquez
Title:	Authorized Person

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